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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 9, 1999



                            Insight Enterprises, Inc.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                     0-25092               86-0766246
(State or other jurisdiction of       (Commission          (I.R.S. Employer
incorporation or organization)        File Number)        Identification No.)


 6820 South Harl Avenue, Tempe, Arizona                          85283
(Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code (602) 902-1001


                                 Not Applicable
          (Former name or Former Address, if Changed Since Last Report)



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Item 5. Other Events.

         On May 10, 1999, Insight Enterprises, Inc., a Delaware corporation ("Insight"), and Action Computer Supplies Holdings PLC, a company registered in England ("Action"), agreed to the terms of the proposed acquisition of all the issued share capital of Action by Insight (the "Merger") by means of a scheme of arrangement under Section 425 of the Companies Act of 1985, a United Kingdom statutory procedure. Pursuant to the terms of the Merger Agreement, dated May 10, 1999, by and between Insight and Action (the "Merger Agreement"), holders of Action common stock will receive 0.16 shares of Insight common stock for each share of Action common stock.

         The Merger is expected to close before the end of September 1999 contingent upon the fulfilment of certain conditions regarding the Merger including, but not limited to, approval of the Merger by both the shareholders of Action and the High Court of Justice in England and Wales and approval of the issuance of common stock pursuant to the Merger Agreement by the stockholders of Insight. The Merger will be accounted for as a pooling of interests.


Item 7. Financial Statements and Exhibits.

Exhibit Number

        2.1 Merger Agreement, dated May 10, 1999, by and between Insight Enterprises, Inc. and Action Computer Supplies Holdings PLC

        2.2 Conditions to the implementation of the Scheme of Arrangement and the Merger

       99.1     May 9, 1999 United States press release

       99.2     Presentation to U.S. Investors




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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INSIGHT ENTERPRISES, INC.
                                        (Registrant)


Date: May 12, 1999                      By:  /s/ Eric J. Crown
                                           ------------------------------------
                                           Eric J. Crown
                                           Chief Executive Officer





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                                  EXHIBIT INDEX

Exhibit No.                                          Description
-----------                                          -----------
    2.1           Merger Agreement, dated May 10, 1999, by and between Insight Enterprises, Inc.
                  and Action Computer Supplies Holdings PLC

    2.2           Conditions to the implementation of the Scheme of Arrangement and the Merger

   99.1           May 9, 1999 United States press release

   99.2           Presentation to U.S. Investors